187



                              AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION OF
                                KEENE CORPORATION
                         Incorporated on April 12, 1990

         The Certificate of Incorporation of Keene Corporation, filed with the Secretary of State of the State of Delaware on April 12, 1990, is being amended and restated hereby.

                                    ARTICLE I

         The  name  of  the  corporation   (the   "Corporation")   is:  Reinhold
Industries, Inc.

                                   ARTICLE II

         The address of its registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

         The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

                                   ARTICLE IV

         The authorized amount of the capital stock of the Corporation and the number and par value of the shares of which it is to consist are two million five hundred thousand (2,500,000) shares, consisting of one million four hundred eighty thousand (1,480,000) shares of Class A New Common Stock, par $.01 per share ("Class A New Common Stock"), and one million twenty thousand (1,020,000) shares of Class B New Common Stock, par value $.01 per share; provided, however, that upon the conversion of Class B New Common Stock into Class A New Common Stock, pursuant to this Article IV(8), the number of authorized shares of Class A New Common Stock shall automatically be increased by the number shares of Class B New Common Stock so converted and the number of authorized shares of Class B New Common Stock shall be decreased by the number of shares so converted, but in no event shall the authorized number of shares of Class A New Common Stock exceed two million five hundred thousand (2,500,000). (Class A New Common Stock and Class B New Common Stock are hereinafter collectively referred to as the "Common Stock"). No shares of capital stock of the Corporation of any class shall be issued without voting power as hereinafter provided. Except as otherwise set forth in this Certificate of Incorporation, Class A New Common Stock and Class B New Common Stock shall be identical and shall entitle the holder thereof to the same rights and privileges.

         The designations, preferences, privileges and voting powers of each class of stock of the Corporation, and the restrictions or qualifications thereof, or manner of determining the same, shall be as follows:

               1. Except as provided herein, the holders of the Common Stock shall have and possess all rights appertaining to full voting and participating common stock of a corporation organized under the Delaware General Corporation Law.

               2. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock shall be required to authorize the following: (i) any amendment to the Certificate of Incorporation of

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          the  Corporation;  provided,  however,  that  in no  event  shall  any amendment be adopted which would adversely affect the voting rights of either the holders of Class A New Common Stock or the holders of Class B New Common Stock, as the case may be, without the consent of the holders of a majority of the outstanding shares of the class whose rights will be adversely affected thereby; (ii) any amendment to the By-laws of the Corporation upon which holders of Common Stock are entitled to vote; provided, however, that, except as otherwise provided in Article VI hereof, any amendment of Article II or Article III of the By-laws shall require the affirmative vote of the holders of a majority of the outstanding shares of each of the Class A New Common Stock and the Class B New Common Stock; (iii) any merger or consolidation of the Corporation with another corporation or entity upon which holders of Common Stock are entitled to vote; and (iv) any sale of assets or plan of dissolution of the Corporation upon which holders of Common Stock are entitled to vote.

               3. (a) The holders of the Class A New Common Stock, voting as a class, shall elect one director of the Corporation until such time as the number of shares of Class B New Common Stock represents less than twenty-five (25%) percent of the aggregate number of shares of Common Stock then outstanding, in which event the holders of the Class A New Common Stock, voting as a class, shall elect two directors of the Corporation; provided, however, that at such time as all of the remaining shares of Class B New Common Stock shall have been converted to Class A New Common Stock as set forth in Article IV(5)(b), the holders of Class A New Common Stock, voting as a class, shall elect all of the directors of the Corporation.

                   (b) Each director elected by the holders of Class A New Common Stock shall be elected by a plurality of the shares of the Class A New Common Stock voting at such time.

               4. (a) The holders of the Class B New Common Stock, voting as a class, shall elect two directors of the Corporation until such time as the number of shares of Class B New Common Stock represents less than twenty-five (25%) percent of the aggregate number of shares of Common Stock then outstanding, in which event the holders of the Class B New Common Stock, voting as a class, shall elect one director.

                   (b) Each director elected by the holders of Class B New Common Stock shall be elected by a majority of the shares of Class B New Common Stock voting at such time.

               5. Shares of Class B New Common Stock shall automatically be converted into shares of Class A New Common Stock as follows:

                   (a) If the  Creditors'  Trust,  as  established  pursuant  to
          Section 9.1 of the Debtor's Fourth Amended Plan of Reorganization (the "Plan") of Keene Corporation (Case No. 93 B 46090 (SMB), United States Bankruptcy Court, Southern District of New York), shall assign, transfer or dispose of any shares of Class B New Common Stock (other than to an entity in which the Creditors' Trust owns all of the beneficial interests or in connection with the pledge or hypothecation of such Class B New Common Stock to secure bona fide indebtedness which is not convertible into Class B New Common Stock), each such share so assigned, transferred or disposed of shall be converted into one share of Class A New Common Stock;

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                                      189


                   (b) Upon the earlier to occur of (A) the date upon which the number of shares of Class B New Common Stock shall represent less than ten (10%) percent of the aggregate shares of Common Stock then outstanding, and (B) the date occurring ten years from the Effective Date (as such term is defined in the Plan), all of the then remaining shares of Class B New Common Stock shall be converted into Class A New Common Stock;

                   (c) Upon conversion of shares of Class B New Common Stock into shares of Class A New Common Stock, the holder of Class B New Common Stock shall surrender the certificate representing such Class B New Common Stock to the Corporation, which will issue new certificates reflecting such conversion.

               6. No holder of shares of Common Stock shall be entitled, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class whatsoever of the Corporation, or of securities convertible into stock of any class whatsoever, whether now or hereafter authorized or whether issued for cash or other consideration or by way of dividend.

               7. Each holder of Common Stock shall be entitled to one vote for each share held by such holder.

               8. (a) Except as otherwise provided herein, for a period of twenty-five (25) months from the Effective Date, (A) no holder
          ("Transferor") of shares of Common Stock shall transfer, convey, assign, pledge or otherwise dispose (including without limitation distributions from the Creditors Trust, to any beneficiary thereof) of all, or any interest in, the shares of Common Stock of such holder, or grant an option or contractual right ("Rights") to acquire ownership of such shares (whether or not currently exercisable) (collectively, a "Transfer") to any person or entity or group of persons or entities acting in concert ("Transferee") and no Transferee shall acquire ownership of such shares or Rights if, immediately following such Transfer, such Transferee owns or thereby acquires ownership of more than four and three-quarters (4.75%) percent of issued and outstanding shares of Common Stock (a Transferee who has or acquires more than the allowed ownership percentage is hereinafter referred to as a "Prohibited Transferee") and (B) no Transfer shall be made by a person or entity or a group of persons or entities acting in concert ("Prohibited Transferor") who own five (5%) percent or more of the issued and outstanding Shares of Common Stock. (Any Transfer prohibited by this Article IV(8) is hereinafter referred to as a "Prohibited Transfer"). For these purposes, a Transferee's ownership percentage of the Common Stock shall be determined under Section 382 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder which are applicable on the date of such actual or purported transfer and shall include direct ownership and adjustments for indirect ownership as required under such statute and regulations.

                   (b) Within thirty (30) days of obtaining actual knowledge of any Transfer, the Corporation may demand in writing that the Transferor making a Transfer of, or the Transferee acquiring, such Common Stock provide a certificate ("Certificate") to the Corporation within ten (10) days of receipt of such notice, which Certificate sets forth the aggregate number of shares of Common Stock owned, in title or beneficially, by the Transferor or the Transferee both preceding and following such Transfer and such other information (including, but

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                                      190


          not limited to, direct or indirect interests in other entities owning shares of Common Stock, family relationships with persons owning shares of Common Stock or direct or indirect interests in entities owning such shares, and options or contractual rights to purchase shares of Common Stock) as the Corporation shall reasonably deem necessary to determine the Transferor's and the Transferee's percentage ownership of Common Stock for purposes of this Article IV(8).

                   (c) If, upon review of the Certificate and other available facts, the Corporation determines that the Transferee is, or by reason of the transfer has become, a Prohibited Transferee, or that the Transferor is a Prohibited Transferor, the Corporation shall declare the transfer to be a Prohibited Transfer under this Article IV(8), and the acquisition of the shares or Rights by the Prohibited Transferee or the Transfer of the shares or Rights by a Prohibited Transferor, as the case may be, shall be deemed null and void ab initio, the transfer agent for the Corporation shall treat the shares subject to the Prohibited Transfer (including any shares subject to Rights) as having never been transferred to, or acquired by, the Prohibited Transferee, or the Transferee of a Prohibited Transferor, and the Corporation's books and records shall reflect that no Transfer of such shares has occurred, unless the Board of Directors of the Corporation by unanimous consent shall waive, in writing, the provisions of this
          Article IV(8) with respect to such transfer.

                   (d) In the event of a Prohibited Transfer, any purported Transferee shall not be entitled to any rights as a shareholder of the Corporation, including, but not limited to, the right to vote shares subject to a Prohibited Transfer, and the right to receive any dividend distributions, including liquidating distributions on account thereon, and the purported Transferee shall, upon written demand by the Corporation, return any and all distributions which such Transferee shall have received from the Corporation with respect to any shares of Common Stock subject to a Prohibited Transfer.

                   (e) Each certificate evidencing Common Stock shall bear the following restrictive legend:

                         (A)  The  front  of  such  certificate   shall  bear  a
                    conspicuous legend reading as follows:

                    "THE TRANSFER OF THE SECURITIES REPRESENTED HEREBY IS SUBJECT TO RESTRICTION PURSUANT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF REINHOLD INDUSTRIES, INC., WHICH RESTRICTION IS SUMMARIZED ON THE BACK OF THIS CERTIFICATE."

                         (B) The back of such certificate shall bear a
                    legend reading as follows:

                         "Transfer  of the  shares of Common  Stock of
                    the  Corporation is restricted in accordance  with
                    Article IV(8) of the Amended and Restated Certificate of Incorporation of the Corporation, which prohibits the acquisition of the ownership

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                                      191


                    of shares, or rights to acquire shares, of Common Stock by a person or entity or persons or entities acting in concert which has, or thereby would have, ownership of more than four and three quarters (4.75%) percent of the issued and outstanding shares of Common Stock, as determined under Section 382 of Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder (collectively, "Section 382"). The transfer of shares, or rights to acquire shares, by a person or entity or persons or entities acting in concert which has ownership of five (5%) percent of the issued and outstanding Common Stock of the Corporation, as determined under Section 382, also is restricted in accordance with Article IV(8) of the Amended and Restated Certificate of Incorporation. Any
                    transfer prohibited by Article IV(8) of the Amended and Restated Certificate of Incorporation of the Corporation shall be null and void ab initio and will not be reflected on the books and records of the Corporation, unless the restrictions are waived by the unanimous consent of the Board of Directors of the Corporation."

                                    ARTICLE V

         The Corporation's Board of Directors shall consist of three members who shall be elected as provided in Article IV.

                                   ARTICLE VI

         In furtherance and not in limitation of the powers conferred by statute, the by-laws of the Corporation may be made, altered, amended or repealed by a majority vote of the entire board of directors (except with respect to Article II or Article III of the by-laws, which may be altered, amended or repealed only by a unanimous vote of the entire board of directors) or by the vote of the stockholders, approving the alteration, amendment or repeal, as the case may be, in accordance with the provisions of Article IV(2).

                                   ARTICLE VII

         1. The Corporation shall indemnify to the fullest extent permitted under and in accordance with the laws of the State of Delaware any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or, while serving as a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation, as a director, officer, employee or agent of or in any other capacity with another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

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                                      192


         2. Expenses (including attorneys' fees) incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding shall (in the case of any action, suit or proceeding against a director of the Corporation) or may (in the case of any action, suit or proceeding against an officer, trustee, employee or agent) be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this paragraph.

         3. The indemnification, advancement of expenses and other rights set forth in this Paragraph shall not be exclusive of any provisions with respect thereto in the by-laws or any other contract or agreement between the Corporation and any officer, director, employee or agent of the Corporation.

         4. Neither the amendment nor repeal of this Article VII, subparagraphs 1, 2 or 3, nor the adoption of any provision of this Certificate of Incorporation inconsistent with Article VII, subparagraphs 1, 2 or 3, shall eliminate or reduce the effect of this Article VII, subparagraphs 1, 2 and 3, in respect of any matter occurring before such amendment, repeal or adoption of an inconsistent provision or in respect of any cause of action, suit or claim relating to any such matter which would have given rise to a right of indemnification or right to receive expenses pursuant to this Article VII, subparagraphs 1, 2 or 3, if such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.

         5. No director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director (A) shall be liable under Section 174 of the DGCL or any amendment thereto or successor provision thereto, or (B) shall be liable by reason that, in addition to any and all other requirements for liability, he: (i) shall have breached his duty of loyalty to the Corporation or its stockholders; (ii) shall not have acted in good faith or, in failing to act, shall not have acted in good faith; (iii) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law; or (iv) shall have derived an improper personal benefit.

         If the Delaware General Corporation Law is amended after the date of incorporation of the Corporation to authorize corporation action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

                                  ARTICLE VIII

         Keene Corporation filed a petition for relief under Chapter 11 of the United States Bankruptcy Code on December 3, 1993. Provision for the making of this Certificate of Incorporation is pursuant to Keene Corporation's Fourth Amended Plan of Reorganization, as modified, and the confirmation order, dated June 12, 1996, of the United States District Court for the Southern District of New York in In re Keene Corporation, Civil Action No. 96 CV 3492 (MBM).


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                                      193


         IN WITNESS WHEREOF, Keene Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by Timothy E. Coyne, its President, and attested to by Norman W. Weinstock, its Secretary, this 25th day of July, 1996.


ATTEST:                                 KEENE CORPORATION



/s/ Norman W. Weinstock                 By:  /s/ Timothy E. Coyne
- -----------------------------               -----------------------------------
Secretary                                   Name:  Timothy E. Coyne
                                            Title: President